AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT


                  This Amended and Restated Stockholders Agreement (the "Agreement") is made and entered into as of this _____ day of __________, 1996, by and among GlenGate Apparel, Inc., a New Jersey corporation (the "Company"), George J. Gatesy, an individual resident in the State of New Jersey ("Gatesy"), Richard J. Martinelli, an individual resident in the State of New Jersey ("Martinelli"), and Peter J. Kostis, an individual resident in the State of Arizona ("Kostis"; Gatesy, Martinelli and Kostis are sometimes referred to herein, collectively, as "Stockholders").

                                   WITNESSETH:

                  WHEREAS,   the   Stockholders   entered   into  that   certain
Stockholders Agreement dated September 12, 1995 which the Stockholders hereby desire to amend and restate; and

                  WHEREAS, Gatesy is a director, the chief executive officer and an employee of the Company, and Martinelli and Kostis are also directors of the Company; and

                  WHEREAS, the Stockholders believe that it is in their best interest, and in the best interest of the Company, to provide certain restrictions on each Stockholder's right to transfer his Shares (as defined below) upon his death, and so the parties desire to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, the parties hereby agree as follows:

                  Section 1. Definitions. As used herein, the following terms shall have the following meanings:

                  1.1 "Agreed Price" means, with respect to any Shares, the product of the Average Price and the number of such Shares.

                  1.2 "Average Price" means the average of the published bid prices per share of Common Stock for the 60-day period immediately preceding the date of a Stockholder's death. Published bid prices means: (i) if traded over the counter and not listed on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., the average of the last bid and ask prices for the Common Stock for each day during the period, with the overall average of such prices to be obtained by totalling the applicable average bid and ask prices for each regular business day within such 60-day period and dividing the total by the number of such regular business days; provided, that if there is not both a bid price and an ask price on any such date, then such day shall be ignored, and the number of days in such period shall accordingly be reduced; or (ii) the last sales price reported for the Common Stock for each day during the period, (x) as reported by the principal national securities exchange in the United States on which the Common Stock is then traded, or (y) if not traded on any such exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., with the overall average of such prices to be obtained by totalling the prices for each regular business day within such 60-day period on which the Common Stock was reported or quoted and dividing the total by the number of such regular business days.

                  1.3 "Common Stock" means the Company's Common Stock, par value $.001 per share.

                  1.4 "Representative(s)" means, with respect to any deceased Stockholder, such Stockholder's personal representative(s), executor(s) or administrator(s).

                  1.5 "Shares" means, with respect to any Stockholder, all Common Stock owned by such Stockholder at the time of his death.

                  1.6 "Transfer" means, with respect to any Shares, any transfer, sale, assignment, conveyance, bequest or other disposition, any pledge or other encumbrance or any agreement that could result in any of the foregoing.

                  Section 2.  Restrictions on Transfer of Shares.

                  2.1 Inter Vivos Transfers. Nothing in this Agreement shall restrict or otherwise limit any Stockholder from making any Transfer of any or all of his shares of Common Stock to any person during his lifetime, and in the event of such a Transfer, the transferee may be issued a substitute certificate representing the shares so transferred without any restrictive legend regarding this Agreement.

                  2.2      Transfers Upon Death.

                           2.2.1 No  Shares  shall be  Transferred  upon the
death of any Stockholder except in accordance with the provisions of this Agreement, and any attempted Transfer in violation of the terms and conditions of this Agreement shall be void ab initio.

                           2.2.2 Upon the death of a  Stockholder,  such
Stockholder (hereinafter the "Deceased Stockholder") shall automatically, and without further action by his estate or Representative(s), be deemed to have offered to sell his Shares to the Company at the Agreed Price. The Company shall be obligated to purchase from the estate or Representative of the Deceased Stockholder the maximum amount of Stockholder's Shares that the Company can purchase at the Agreed Price using all of the insurance proceeds payable to the Company upon the death of the Deceased Stockholder, provided, however, that upon the death of Gatesy, the Company may use $1,000,000 of any insurance proceeds then payable to the Company to operate the Company and locate and hire a replacement for Gatesy and the balance of such insurance proceeds shall be used to purchase the maximum amount of Gatesy's Shares at the Agreed Price. The Company may, but will not be obligated to, purchase any additional shares from any Deceased Stockholder's estate or Representative to the extent insurance proceeds payable to the Company upon the Deceased Stockholder's death are insufficient to purchase all of the Deceased Stockholder's Shares. The Company shall be entitled to keep the excess insurance proceeds payable to the Company upon the Deceased Stockholder's death, if any, which remain after the Company purchases all of the Deceased Stockholder's Shares at the Agreed Price. Within 30 days following the death of a Stockholder, the Company shall notify such Stockholder's Representative(s) (as then known to the Company) as to: the number of such Shares shown on the Company's books; the Average Price of such Shares; the Agreed Price for such Shares, the availability of any insurance proceeds to fund the Company's purchase of such Shares' and whether the Company will purchase any such Shares for which insurance proceeds are not or will not be available to pay the Agreed Price.

                  2.2.3 The closing of the sale and purchase of Shares  pursuant to this Section 2.2. shall take place at the office of the Company within 30 days after the insurance proceeds are received by the Company or as otherwise agreed by the parties thereto, but no later than six months following the death of the Stockholder. At the closing, the Company shall cause the Agreed Price to be paid to the estate of the Stockholder (or otherwise as directed by his Representative(s)), by wire transfer of immediately available funds, by certified check of next day funds or otherwise, as designated by the Stockholder's Representative(s). Against such payment, the Stockholder's
Representative(s) shall cause to be sold and delivered to the Company a certificate or certificates representing the Shares, free and clear of any liens, claims or encumbrances, in each case duly endorsed or accompanied by appropriate stock powers.

                  2.2.4 Anything in this Agreement to the contrary notwithstanding, if, in accordance with this Agreement, any Shares of a Deceased Stockholder are not purchased by the Company, then such Shares shall be free from any restrictions hereunder.

                  Section  3.  Life  Insurance.  In order to  provide  the funds necessary to purchase each Stockholder's shares in the manner set forth herein at Section 2.2.2, the Company shall establish and maintain in full force and effect, with a carrier or carriers reasonably acceptable to Gatesy, a split-dollar or other life insurance policy or policies on the life of each of Gatesy, Martinelli and Kostis reasonably acceptable to the Stockholders. The Company shall pay all out-of-pocket premiums on or before the dates on which they have become due under such policy or policies, and the Company shall not cause or suffer such policies to be encumbered in any respect without the consent of the Stockholder whose life is covered thereby. This provision is a material inducement for each Stockholder to enter into this arrangement.

                  Section 4.  Miscellaneous.

                          4.1 Injunctive  Relief.  Each party hereto
acknowledges that it will be impossible to measure in money the damages that would be suffered if any party fails to comply with any of the obligations herein imposed on such party and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, without the necessity of posting any bond or furnishing any security, and if any action should be brought in equity to enforce any of the provisions of this Agreement none of the parties hereto shall raise the defense that there is adequate remedy at law.
                           4.2      Further  Assurances.  Each  party  hereto
shall do and perform or cause to be done and performed all such further acts and things and shall not execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and consummation of the transactions contemplated hereby.

                           4.3      Governing  Law. This  Agreement and the
rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of [New Jersey] without giving effect to such State's principles governing conflicts of law.
                           4.4      Entire  Agreement;  Amendment;  Waiver.
This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, arrangements and understandings (whether written or oral) among the parties, including without limitation the Restricted Stockholders' Agreement dated November 29, 1993 by and among the parties and Messrs. Thomas P. Noone and Michael A. Vadas, and any amendments thereto, all of which are hereby merged herein. This Agreement may not be amended, modified, supplemented or terminated except by an instrument or counterparts thereof in writing signed by all the parties then subject to this Agreement. No waiver of any term or provision of this Agreement shall be effective unless in writing and signed by the party to be charged. The wavier by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                           4.5      Successors and Assigns.  This Agreement
shall be binding upon and inure to the benefit of the parties and their respective successors and Representatives. Nothing in this Agreement, either express or implied, is intended to confer on any person other than the parties hereto and their respective successors and Representatives, any rights, remedies or obligations under or by reason of this Agreement.

                           4.6      Notice.  All notices  and other
communications hereunder shall be in writing and shall be delivered by hand or by first-class regular mail, postage prepaid, to the address set forth beneath each party's name on the execution page hereof. Any party may change its address for notices hereunder by similar notice to the other parties. All communications and notices provided for in this Agreement shall be deemed to have been given when sent, except notices as to changes of address, which notices shall be deemed to have been given when received.

                           4.7      Headings,  Counterparts.  The headings and
captions contained herein are for convenience or reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute on and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                                          GLENGATE APPAREL, INC.
                                                            207 Sheffield Street
                                                  Mountainside, New Jersey 07092


                                                         By:/s/ George J. Gatesy
                                                     ---------------------------
                                                     George J. Gatesy, President


                                                            /s/ George J. Gatesy
                                                            --------------------
                                                                GEORGE J. GATESY
                                                              1100 Wychwood Road
                                                     Westfield, New Jersey 07090


                                                       /s/ Richard J. Martinelli
                                                       -------------------------
                                                           RICHARD J. MARTINELLI
                                                               325 Wychwood Road
                                                     Westfield, New Jersey 07090


                                                             /s/ Peter J. Kostis
                                                             -------------------
                                                                 PETER J. KOSTIS
                                                             9160 N. 69th Street
                                                       Paradise Valley, AZ 85253